EXHIBIT 10.2 CONSULTING AGREEMENT WITH BRENDA HAMILTON

SERVICES AGREEMENT

THIS SERVICES AGREEMENT (the 'Agreement') dated December 31, 2001, is made by and between Winmax Trading Group Inc., a Florida corporation ('Winmax') and
Brenda Hamilton, an individual resident of Florida ('Hamilton').

WHEREAS, Hamilton has previously provided legal services to Winmax; and

WHEREAS, it is anticipated that Hamilton will continue to provide legal services to Winmax in the future, and Hamilton has agreed to make herself available as is reasonably necessary to provide such future services; and

WHEREAS, the legal services covered by this Agreement that have been provided and that are to be provided in the future by Hamilton, including making herself available as is reasonably necessary to provide such services in the future, are hereinafter referred to as the 'Services'; and

WHEREAS, as partial consideration for the Services, Winmax has agreed to issue shares of its common stock to Hamilton as hereinafter set forth.

NOW, THEREFORE, in consideration of the mutual promises and covenants set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged by the parties, the parties hereto, intending to be legally bound, agree as follows:

1. CONSIDERATION. As partial consideration for the Services, Winmax hereby agrees to forthwith issue to Brenda Hamilton, 1,000,000 shares of the common stock, par value $.001, of Winmax (the 'Shares').

2. REGISTRATION RIGHTS. Winmax agrees that promptly following execution of this
Agreement, it will prepare and file with the United States Securities and
Exchange Commission, a registration statement on Form S-8 covering the Shares.

3. ACKNOWLEDGEMENT. The parties hereby confirm and acknowledge that the Services
(a) consist and will consist of bona fide services rendered and to be rendered to Winmax, (b) are not and will not be in connection with the offer or sale of securities in capital raising transactions, and (c) do not and will not promote or maintain a market for the securities of Winmax.

4. COUNTERPARTS. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument.

5. FURTHER ASSURANCES. From and after the date of this Agreement, upon the request of a party, each other party shall execute and deliver such instruments, documents and other writings as may be reasonably necessary or desirable to confirm and carry out and to effectuate fully the intent and purposes of this
Agreement.

6. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the domestic laws of the State of Florida without giving effect to any choice or conflict of law provision or rule (whether of the State of
Florida or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Florida.

IN WITNESS WHEREOF, the parties have executed this Agreement the date first mentioned above.

ACCEPTED:

Hamilton, Lehrer & Dargan, P.A.               Winmax Trading Group, Inc.
By: /s/ Brenda Hamilton                       By: /s/Gerald Sklar
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Brenda Hamilton - Atty.                       Gerald Sklar-President